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
                                                                                                         EXHIBIT A
                                                           CSW ENERGY
                                                LETTERS OF CREDIT AND GUARANTEES



                                    FEES   FEES   REFERENCE
PROJECT            *      AMOUNT     PD   PAYABLE   NUMBER   MATURITY  BENEFICIARY  OBLIGOR   PURPOSE     AUTHORITY
-------            -      ------     --   -------   ------   --------  -----------  -------   -------     ---------
KVA JOINT VENTURE  G  $5,600,000.00  N/A    N/A      N/A       N/A     Weyerhauser   CSW    Land Purchase  General

TOTAL                 $5,600,000.00
                       ============


 *  G   - Guarantee

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